Exhibit 99.2

Wells Real Estate Fund XI, L.P. Fact Sheet	XI

DATA AS OF JUNE 30, 2012

PORTFOLIO SUMMARY
PROPERTIES OWNED	% LEASED AS OF 6/30/2012	PERCENT OWNED	ACQUISITION DATE	ACQUISITION PRICE*	DISPOSITION DATE	DISPOSITION PRICE	ALLOCATED NET SALE PROCEEDS
Alstom Power	SOLD	9%	12/10/1996	$8,137,994	3/15/2005	$12,000,000	$1,023,528
Avaya	SOLD	9%	6/24/1998	$5,512,472	10/15/2010	$5,300,000	$448,892
Cort	SOLD	24%	7/31/1998	$6,566,430	9/11/2003	$5,770,000	$1,315,906
47300 Kato Road	SOLD	9%	7/21/1998	$8,983,110	8/25/2011	$3,824,553	$330,947
Gartner	SOLD	26%	9/20/1999	$8,347,618	4/13/2005	$12,520,404	$3,241,531
360 Interlocken Boulevard	SOLD	9%	3/20/1998	$8,567,344	6/2/2011	$9,150,000	$763,305
Iomega	SOLD	9%	4/1/1998	$5,934,250	1/31/2007	$4,867,000	$411,759
Johnson Matthey	SOLD	26%	8/17/1999	$8,056,392	10/5/2004	$10,000,000	$2,529,819
1315 West Century Drive	SOLD	9%	2/13/1998	$10,361,070	12/22/2006	$8,325,000	$708,328
20/20 Building	91%	26%	7/2/1999	$9,546,210	N/A	N/A	N/A
111 Southchase Blvd.	SOLD	26%	5/18/1999	$5,121,827	5/23/2007	$7,625,000	$1,892,289
WEIGHTED AVERAGE	91%

*	The Acquisition Price does not include the up-front sales charge or capital expenditures, depreciation/amortization or impairments incurred over our ownership period, as applicable.
FUND FEATURES

OFFERING DATES	December 1997 - December 1998
PRICE PER UNIT	$10
A/B STRUCTURE	A's - Cash available for distribution up to 10% Preferred B's - Net loss until capital account reaches zero + No Operating Distributions
A/B RATIO AT CLOSE OF OFFERING	79% to 21%
AMOUNT RAISED	$16,532,802
Please note that the figures and dates in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.
The financial information presented is preliminary and subject to change, pending the filing of the Partnership's Form 10-Q for the period ended June 30, 2012. We do not make any representations or warranties (expressed or implied) about the accuracy of any such statements to the investors' realized results at the close of the Fund.
Readers of this fact sheet should be aware that there are various factors and uncertainties that could cause actual results to differ materially from any forward-looking statements made in this material. Past performance is no guarantee of future results.
Portfolio Overview
Wells Fund XI is in the positioning-for-sale phase of its life cycle, with one asset remaining. While our focus will be on leasing and marketing efforts at the 20/20 Building that we believe will ultimately result in better disposition price for our investors, we will also evaluate offers to purchase the property as-is.
Second quarter 2012 operating distributions were reserved (see “Estimated Annualized Yield” table). The General Partners anticipate that operating distributions will be reserved in the near-term, given the anticipated re-leasing expenses and capital improvements at our remaining property.
The Cumulative Performance Summary, which provides a high-level overview of the Fund's overall performance to date, is on the reverse.

Continued on reverse

Wells Real Estate Fund XI, L.P. Fact Sheet	XI

DATA AS OF JUNE 30, 2012

Property Summary

•
The Alstom Power building was sold on March 15, 2005, following the lease renewal and extension with Alstom Power. Net sale proceeds of $1,023,528 were allocated to the Fund, and these proceeds were included in the November 2005 distribution.

•
The Avaya building was sold on October 15, 2010, and net sales proceeds of $448,892 were allocated to the Fund. These proceeds are being reserved at this time to cover anticipated capital at the remaining asset in the Fund.

•	The Cort building was sold on September 11, 2003, and net sale proceeds of $1,315,906 were allocated to the Fund. These proceeds were distributed in May 2005.

•
The 47300 Kato Road property was sold on August 25, 2011, and net sale proceeds of $330,947 were allocated to the Fund. These proceeds are being reserved at this time to cover anticipated capital at the remaining asset in the Fund.

•
The Gartner building was sold on April 13, 2005, as part of a larger portfolio sale. Net sale proceeds of $3,241,531 were allocated to the Fund. We used $340,000 for Fund-level operations expenses and re-leasing costs at two properties. The November 2005 and August 2007 distributions included $1,930,746 and $970,785, respectively.

•
The 360 Interlocken Boulevard property was sold on June 2, 2011, and net sale proceeds of $763,305 were allocated to the Fund. These proceeds are being reserved at this time to cover anticipated capital at the remaining asset in the Fund.

•	The Iomega building was sold on January 31, 2007, and net sale proceeds of $411,759 were allocated to the Fund. These proceeds were included in the net sale proceeds distribution in November 2007.

•
The Johnson Matthey property was sold on October 5, 2004, and net sale proceeds of $2,529,819 were allocated to the Fund. Of these proceeds, $984,093 was distributed in May 2005. The remaining amount was included in the November 2005 distribution.

•
The 1315 West Century Drive building was sold on December 22, 2006, and net sale proceeds of $708,328 were allocated to the Fund. We used $120,000 to fund a portion of the capital at 111 Southchase. Net sale proceeds of $129,215 were distributed in August 2007. The remaining proceeds were paid in November 2007.

•
The 20/20 Building is located in Leawood, Kansas, a suburb of Kansas City. The building is currently 91% leased to two divisions of Blue Cross and Blue Shield of Kansas City (through October 2012) and Nolan Real Estate Services (through February 2014). We are actively marketing the building for lease.

•
111 Southchase Boulevard was sold on May 23, 2007, following the lease execution with Caterpillar, Inc. Net sale proceeds of $1,892,289 were allocated to the Fund, and $1,099,128 was included in the November 2007 distribution. In addition, $740,000 was used to fund re-leasing costs and capital needs at three other buildings, as well as portfolio-level operations. The remaining proceeds are being reserved at this time for future capital costs.

For a more detailed annual financial report, please refer to Fund XI’s most recent 10-Q filing, which can be found on the Wells website at www.WellsREF.com.

CUMULATIVE PERFORMANCE SUMMARY

	Par Value	Cumulative Operating Cash Flow Distributed(1)	Cumulative Passive Losses(1 & 2)	Cumulative Net Sale Proceeds Distributed(1)	Estimated Unit Value as of 12/31/11(3)
PER "A" UNIT	$10	$4.95	N/A	$5.14	$1.53
PER "B" UNIT	$10	$0.00	$0.32	$9.82	$1.17

(1)
These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Class A units to Class B units, or vice versa, under the Partnership agreement.

(2)
This estimated per-unit amount is calculated as the sum of the annual per-unit cumulative passive loss allocated to a Pure Class B Unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.

(3)	Please refer to the disclosure related to the estimated unit valuations contained in the 1/31/2012 Form 8-K for this partnership.
ESTIMATED ANNUALIZED YIELD*

	Q1	Q2	Q3	Q4	AVG YTD
2012	Reserved	Reserved			0.00%
2011	Reserved	Reserved	Reserved	Reserved	0.00%
2010	Reserved	Reserved	Reserved	Reserved	0.00%
2009	Reserved	Reserved	Reserved	Reserved	0.00%
2008	Reserved	Reserved	Reserved	Reserved	0.00%
2007	Reserved	Reserved	Reserved	Reserved	0.00%
2006	Reserved	Reserved	Reserved	Reserved	0.00%
2005	2.00%	Reserved	Reserved	Reserved	0.50%
2004	Reserved	6.50%	2.00%	Reserved	2.13%
2003	8.00%	6.50%	8.00%	6.50%	7.25%
2002	9.50%	9.50%	9.50%	9.00%	9.38%
2001	9.75%	9.75%	9.75%	9.75%	9.75%

TAX PASSIVE LOSSES — CLASS “B” PARTNERS

2011	2010	2009	2008	2007	2006
0.00%	0.00%	0.00%	0.00%	-17.35%**	11.15%

*	The calculation is reflective of the $10 offering price, adjusted for NSP paid-to-date to Class “A” unit holders.
**	Negative percentage due to income allocation.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.WellsREF.com • 800-557-4830

LPMPFSI1204-0365-11

© 2012 Wells Real Estate Funds